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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
           ON April 20, 2000. Registration No. 333-  ---

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8

                    REGISTRATION STATEMENT UNDER
                     THE SECURITIES ACT OF 1933


                       US AIRWAYS GROUP, INC.
       (Exact name of registrant as specified in its charter)


                    DELAWARE         54-1194634
     (State of incorporation)	(IRS Employer Identification No.)

                        2345 CRYSTAL DRIVE
                    ARLINGTON, VIRGINIA  22227
 (Address of principal executive offices, including Zip Code)


       1997 Stock Incentive Plan of US Airways Group, Inc.
                    (Full title of the Plans)


                      LAWRENCE M. NAGIN, ESQ.
          Executive Vice President - Corporate Affairs and
                                     General Counsel
                       2345 CRYSTAL DRIVE
                  ARLINGTON, VIRGINIA  22227
                       (703) 872-7000
   (Name, address and telephone number, including area code, of agent for service)

                            COPIES TO:

            SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                        919 THIRD AVENUE
                       NEW YORK, NY 10022
                 Attention: ERIC L. COCHRAN, ESQ.


---------------------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------


Title of Securities          Amount to be          Proposed Maximum         Proposed Maximum       Amount of
to be Registered             Registered(1)         Offering Price per       Aggregate Offering     Registration
                                                   Share                    Price                  Fee(4)

Common stock, $1.00
   par value                  51,950.00            $51.90625(2)             $  2,696,529.69        $  711.88
                               2,000.00            $48.28125(2)                  $96,562.50        $   25.49
                               4,000.00            $40.15625(2)                 $160,625.00        $   42.41
                               8,500.00            $40.62500(2)                 $345,312.50        $   91.16
                               5,000.00            $37.90625(2)                 $189,531.25        $   50.04
                               2,000.00            $33.78125(2)                  $67,562.50        $   17.84
                               6,000.00            $27.59375(2)                 $165,562.50        $   43.71
                             215,000.00            $27.59375(2)               $5,932,656.25        $1,566.22
                               2,000.00            $26.03125(2)                  $52,062.50        $   13.74
                               5,000.00            $26.87500(2)                 $134,375.00        $   35.48
                               3,000.00            $27.84375(2)                  $83,531.25        $   22.05
                               2,000.00            $27.06250(2)                  $54,125.00        $   14.29
                               2,000.00            $27.21875(2)                  $54,437.50        $   14.37
                               4,000.00            $25.21875(2)                 $100,875.00        $   26.63
                               2,000.00            $23.71875(2)                  $47,437.50        $   12.52
                             435,550.00            $25.31250(3)              $11,024,859.38        $2,910.56
                             ----------                                      --------------        ---------
   Total                     750,000.00                                      $21,206,045.31        $5,598.40
                             ==========                                      ==============        =========


(1)  We are registering 750,000 shares pursuant to the 1997 Stock Incentive Plan of US Airways Group, Inc.  Pursuant to Rule
     416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock which become issuable pursuant to the antidilution provisions of the 1997 Stock Incentive
     Plan of US Airways Group, Inc.

(2)  Computed pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act").

(3)  Estimated  pursuant to Rule 457(c) and (h)  under the Securities Act on the basis of the high and low selling prices per share of the Common Stock on the New York Stock Exchange as of April 14, 2000.

(4)  The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: 0.0264% of
     $21,206,045.31, the Proposed Maximum Aggregate Offering Price of the shares of common stock registered hereby.


                     Explanatory Note
                     ----------------

     As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statement relating to, among other plans, the 1997 Stock Incentive Plan of US Airways Group, Inc., filed on August 21, 1998, Registration No. 333-62029.

     On September 13, 1999, the Human Resources Committee of the Board of Directors of US Airways Group, Inc., pursuant to authority granted under Section 13 of the 1997 Stock Incentive Plan of US Airways Group, Inc., amended Section 3 of the plan to increase the number of shares of common stock of US Airways Group, Inc. that may be issued pursuant to stock options and restricted stock awarded under the plan from 750,000 shares of common stock to 1,500,000 shares of common stock.

                          PART II

    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
     -------------------------- ------------

     The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), until such time as this registration statement is no longer in effect.

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;
     (b)   Our Current Reports on Form 8-K filed on January
           13, 2000, January 19, 2000, February 11, 2000,
           February 24, 2000, February 29, 2000,
           March 15, 2000, March 24, 2000, April 11, 2000
           and April 19, 2000; and
     (c) The description of our common stock contained in our Registration Statement No. 33-50231 on Form
           S-3 filed with the SEC on September 13, 1993, as amended on September 28, 1993.


Item 8.    Exhibits
           --------

Exhibit
Number            Exhibit
----------	        -------

  4.1 1997 Stock Incentive Plan of US Airways Group, Inc. (incorporated by reference from Exhibit 10.9 to the Company's Quarterly Report on Form 10-Q filed
                  March 19, 1998)
  4.2 Resolutions of the Human Resources Committee, dated September 13, 1999, amending the 1997 Stock Incentive Plan of US Airways Group, Inc.
  4.3 First Amendment to the 1997 Stock Incentive Plan of US Airways Group, Inc. (incorporated by reference from Exhibit
                  10.15 to the Company's Annual Report
                  on Form 10-K filed March 15, 2000)
  5.1             Opinion of Skadden, Arps, Slate, Meagher &
                  Flom LLP
  23.1 Consent of KPMG LLP, independent public accountants, with respect to the consolidated financial statements of US Airways Group, Inc.
  23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the Opinion filed as Exhibit 5.1)
  24.1            Power of Attorney (included on the
                  signature page)

                              SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Arlington, Commonwealth of Virginia on this 20th day of April, 2000.

                              US AIRWAYS GROUP, INC.

                         By: /s/ Lawrence M. Nagin
                             ---------------------
                             Lawrence M. Nagin
                             Executive Vice President -
                             Corporate Affairs and General
                             Counsel


                    POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of US Airways Group, Inc., hereby severally constitute and appoint Lawrence M. Nagin and Thomas A. Mutryn, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable US Airways Group, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name/Signature                         Title                           Date
--------------                         -----                           ----


/s/ Rakesh Gangwal             President,                         April 20, 2000
----------------------------   Chief Executive Officer,Director
Rakesh Gangwal


/s/ Thomas A. Mutryn           Senior Vice President -Finance,    April 20, 2000
----------------------------   Chief Financial Officer
Thomas A. Mutryn


/s/ Anita P. Beier             Vice President and Controller,     April 20, 2000
----------------------------   Chief Accounting Officer
Anita P. Beier


/s/ Mathias J. DeVito          Director                           March 15, 2000
----------------------------
Mathias J. DeVito


/s/ Peter M. George            Director                           March 15, 2000
----------------------------
Peter M. George


/s/ Robert L. Johnson          Director                           March 15, 2000
----------------------------
Robert L. Johnson


/s/ Robert LeBuhn              Director                           March 15, 2000
----------------------------
Robert LeBuhn


/s/ John G. Medlin, Jr.        Director                           March 15, 2000
----------------------------
John G. Medlin, Jr.




/s/ Hanne M. Merriman          Director                           March 15, 2000
----------------------------
Hanne M. Merriman


/s/ Thomas H. O'Brien          Director                           March 15, 2000
----------------------------
Thomas O'Brien


/s/ Hilda Ochoa-Brillembourg   Director                           March 15, 2000
----------------------------
Hilda Ochoa-Brillembourg


/s/ Richard B. Priory          Director                           March 15, 2000
----------------------------
Richard B. Priory


/s/ Raymond W. Smith           Director                           March 15, 2000
----------------------------
Raymond W. Smith


                                       6


/s/ Stephen M. Wolf            Director                           March 15, 2000
----------------------------
Stephen M. Wolf


                                       7



























                                 EXHIBIT INDEX
                                 -------------

Exhibit
Number
(Referenced to
Item 601(b) of
Regulation S-K)         Exhibit
---------------         -------

  4.1 1997 Stock Incentive Plan of US Airways Group, Inc. (incorporated byreference from Exhibit 10.9 to the Company's Quarterly Report on Form 10-Q filed March 19, 1998)
  4.2 Resolutions of the Human Resources Committee, dated September 13, 1999, amending the 1997 Stock Incentive Plan of US Airways Group, Inc.
  4.3 First Amendment to the 1997 Stock Incentive Plan of US Airways Group, Inc.(incorporated by reference from Exhibit 10.15 to the Company's Annual Report on Form 10-K filed March 15, 2000)
  5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
  23.1 Consent of KPMG LLP, independent public accountants, with respect to the consolidated financial statements of US Airways Group, Inc.
  23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the Opinion filed as Exhibit 5.1)
  24.1    Power of Attorney (included on the signature page)











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